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                                                                      Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Metatec Corporation on Form S-8 (Registration Nos. 33-48021, 33-52700, 33-80172, 33-84022, 33-71080, 33-80170, 333-03125 and 333-31027) and on Form
S-3 (Registration No. 333-03123), of our report dated August 31, 1998, on our audits of the financial statements of the CD-ROM Services Business of Imation Corp. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Form 8-K/A filing of Metatec Corporation dated November 25, 1998.




                                                /s/ PricewaterhouseCoopers LLP
                                                PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 25, 1998